                                                                     Exhibit 4.4

               WARRANT -  SERIES 1999-A - CERTIFICATE NO. _______

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR UNLESS THE HOLDER OF THIS WARRANT DELIVERS TO BLUE RHINO CORPORATION AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO BLUE RHINO CORPORATION STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


Original Exercise Price: $______ per share   Dated: September __, 1999

                                    WARRANT

                                Series - 1999-A

   To Purchase ________ Shares of Common Stock (Subject to adjustment herein)

                          Expiring September __, 2004


     THIS IS TO CERTIFY THAT, for value received, _____________________ ("Original Warrantholder") or his respective registered assign is entitled to purchase from Blue Rhino Corporation, a Delaware corporation (the "Company"), at any time and from time to time prior to 5:00 P.M., Winston-Salem, North Carolina time, on September __, 2004, at the principal office of the Company which is currently 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104 (or such other address as the Company shall specify by notice to the Holder) at the Exercise Price, the number of shares of Common Stock, with a par value of $0.001 per share (the "Common Stock"), of the Company shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

     Certain terms used in this Warrant are defined in Article V.

                                   ARTICLE I

                              EXERCISE OF WARRANTS

     1.1  Method of Exercise and Payment.
          ------------------------------

          (a) Method of Exercise. To exercise this Warrant in whole or in part, the registered holder of this Warrant (the "Holder") shall deliver to the Company on or prior to 5:00 P.M., Winston-Salem, North Carolina time, on September __, 2004, at the principal office of the Company, (a) this Warrant,
(b) a written notice, in substantially the form of the subscription notice (the "Subscription Notice") attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased or converted into, as the case may be, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment to the Company of the amount equal to the product of the then applicable Exercise Price multiplied by the number of shares of Common Stock then being purchased pursuant to one of the payment methods permitted under Section 1.1(b) below.

          (b) Method of Payment. Payment shall be made either (1) by cash, money order, certified or bank cashier's check, (2) by wire transfer, (3) by converting the Warrant, or any portion thereof, into Common Stock pursuant to
Section 1.1(c) below ("Warrant Conversion") or (4) any combination of the foregoing at the option of the Holder.

          (c) Payment by Warrant Conversion. Subject to any limitations set forth in this Warrant, the Holder may exercise the purchase right represented by this Warrant with respect to a particular number of shares of

Common Stock subject to this Warrant and elect to pay for the Underlying Common Stock through Warrant Conversion as defined in Section 1.1(b), by specifying such election in the Subscription Notice. In such event, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Price of the Underlying Common Stock immediately prior to the exercise of the Warrant from (B) the aggregate Fair Market Value of the Underlying Common Stock issuable upon exercise of this Warrant (or the specified portion hereof) on the Exercise Date, by (y) the Fair Market Value of one share of Common Stock on the Exercise Date. For purposes of this Section 1, "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

               (i) If the Company's Common Stock is Publicly Traded, then the fair market value of a share of Common Stock shall equal the Market Price as of the last Business Day immediately prior to the Exercise Date. "Publicly Traded" shall mean such stock is listed on any national securities exchange (as defined in the Exchange Act) or quoted on NASDAQ.

              (ii) If the Company stock is not Publicly Traded, then as determined in good faith by the Board of Directors upon review of the relevant factors.

          (d) Mechanics. The Company shall, as promptly as practicable and in any event within three days after delivery of a Subscription Notice as described above, execute and deliver or cause to be executed and delivered, in accordance with such Subscription Notice any payment of the Exercise Price, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Subscription Notice. In the event the shares of Common Stock issuable upon the Exercise of this Warrant may, in the opinion of counsel acceptable to the Company, be issued without the legend set forth in Section 1.4 and the Holder requests that the shares be issued via electronic book entry format, such issuance shall be deemed to satisfy the certificate delivery
requirements of this Section.   The share certificate or certificates so
delivered shall be in such denominations as may be specified in such Subscription Notice or, if such Subscription Notice shall not specify denominations, in denominations of 100 shares each, and shall be issued in the name of the Holder or such other name or names as shall be designated in such Subscription Notice. Such certificate or certificates shall be deemed to have been issued (and this Warrant or the portion thereof specified in the Subscription Notice shall be deemed to have been exercised), and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned Subscription Notice is received by the Company, or delivery thereof is refused (the "Exercise Date"). If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase or convert the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be refunded to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

     1.2 Shares to Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

     1.3 No Fractional Shares to Be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company may pay to the Holder, in cash, an amount equal to such fraction of the fair market value (as determined in good faith by the Board of Directors) per share of outstanding Common Stock of the Company in the Business Day immediately prior to the date of such exercise.

     1.4 Share Legends. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

          "This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered pursuant to such Act or unless the holder hereof delivers to Blue Rhino Corporation an opinion of counsel reasonably acceptable to Blue Rhino Corporation stating that an exemption from such registration is available."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

     1.5 Reservation; Authorization. The Company has reserved and will keep available for issuance upon exercise of the Warrant the total number of shares of Common Stock deliverable upon exercise of the Warrant from time to time outstanding. The issuance of the shares of Common Stock upon exercise of the Warrant has been duly and validly authorized and, when issued and sold in accordance with the Warrant, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable. The Company will take all such actions as are necessary in order to insure the foregoing.

     1.6 Result of Exercise. On the Exercise Date the rights of the holder of such Warrant as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such exercise will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     1.7 Not Close Books Until Exercise. The Company will not close its books against the transfer of this Warrant or shares of Common Stock issued or issuable upon exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                                   ARTICLE II

                             TRANSFER, EXCHANGE AND
                             REPLACEMENT OF WARRANT

     2.1 Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until this Warrant is presented for registration of transfer as provided in this Article II.

     2.2 Transfer of Warrant. The Company agrees to maintain books for the registration of transfers of the Warrant, and any transfer, in whole or in part, of this Warrant and all rights hereunder shall be registered on such books, upon surrender of this Warrant at the principal office of the Company together with a written assignment of this Warrant duly executed by the Holder or his, her or its duly authorized agent or attorney. The Warrant is transferable pursuant to
(i) public offerings registered under the Securities Act, and (ii) Rule 144 of the Commission (or any similar rule then in force) if such rule is available.

     2.3 Division or Combination of Warrant. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Company, together with a written notice specifying the names and denominations in which the new Warrant or

Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with
Section 2.2 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     2.4 Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will (at its expense) make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     2.5 Expenses of Delivery of Warrant. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrant and Underlying Common Stock hereunder. If, pursuant to Section 2.2, the opinion of counsel provides that registration is not required for the proposed exercise or transfer of this Warrant or the proposed transfer of the Underlying Common Stock and that the proposed exercise or transfer in the absence of registration would require the Company to take any action including executing and filing forms or other documents with the Commission or any state securities agency, or delivering to the Holder any form or document in order to establish the right of the Holder to effectuate the proposed exercise or transfer, the Company agrees promptly, at its expense, to take any such action; and provided, further, that the Company will reimburse the Holder in full for any expenses (including but not limited to the fees and disbursements of such counsel, but excluding brokers' commissions) incurred by the Holder or owner of Underlying Common Stock on his, her or its behalf in connection with such exercise or transfer of the Warrant or transfer of Underlying Common Stock.

                                  ARTICLE III

                            ANTIDILUTION PROVISIONS

     3.1 Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article III.

     3.2 Exercise of Warrant. At any time and from time to time, any holder of this Warrant may exercise all or any portion of this Warrant into the number of shares of Common Stock computed by (i) multiplying the number of shares of Common Stock sought to be purchased pursuant to this Warrant by the Exercise Price set forth in Section 3.3(a) and (ii) dividing the resulting product by the Exercise Price then in effect.

     3.3 Exercise Price. The "Exercise Price" shall be equal to 115% per share of the Common Stock purchased by the Holder in connection with the Holder's acquisition of this Warrant. In order to prevent dilution of the exercise rights granted to the Holder the Exercise Price will be subject to adjustment from time to time pursuant to this Section 3.4 and 3.5 below.

     3.4 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) or combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision or combination will be adjusted by the same factor by which the Company subdivided or combined the Common Stock so that through the application of Section 3.2, the total number of shares of Common Stock which such Holder may purchase upon the exercise of this Warrant shall equal the number of shares such Holder would own had such Holder exercised this Warrant immediately prior to such recapitalization, subdivision or combination and the Exercise Price multiplied by the number of Underlying Common Shares shall be equal before and after such subdivision or combination.

     3.5 Organic Change. Prior to the consummation of any Organic Change, the Company will make appropriate provisions to insure that the Holder of this Warrant will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if the Holder had exercised this Warrant immediately prior to such Organic Change. In any such case, the Company will make appropriate provisions to insure that the provisions of this Section 3.5 will thereafter be applicable to this Warrant (including, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such Organic Change). The Company will not effect any such Organic Change, unless prior to the consummation thereof, the successor Company resulting from such Organic Change assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     All other terms of this Warrant shall remain in full force and effect following such an Organic Change. The provisions of this Section 3.5 shall similarly apply to successive Organic Changes.

     3.6  Notices.
          -------

          (a) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Holder of this Warrant specifying the Exercise Price in effect thereafter with respect to the particular holder.

          (b) The Company shall give written notice to the Holder of this Warrant at least 20 days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Organic Change, Change in Ownership, Fundamental Change or other reorganization, dissolution or liquidation. The Company shall also give written notice to the Holder of this Warrant at least 20 days prior to the date on which any Organic Change, Change in Ownership, Fundamental Change or other reorganization, dissolution or liquidation shall occur.

     3.7 Certain Other Events. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issues or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. If any event occurs as to which the foregoing provisions of this Article III are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

     3.8 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article III, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holder of this Warrant is entitled to receive upon exercise thereof, and if all such approvals and actions are not taken, the Company shall take any action which would cause the Company to be able to issue to the Holder of this Warrant the full number of shares issuable upon exercise hereof in accordance with the terms hereof.

                                   ARTICLE IV

                    LIQUIDATION, DISSOLUTION, DISTRIBUTIONS

     4.1 Liquidation or Dissolution. In case the Company at any time while this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs other than in connection with an Organic Change, the Holder shall have the right to exercise this Warrant for a period of sixty (60) days after the later of (i) such event having occurred and (ii) receipt by the Holder of a notice from the Company indicating the kind and amount of securities or assets issuable or distributable to holders of shares of Common Stock with respect to such event, and upon exercise of this Warrant during such period, the Holder shall have the right to receive in lieu of each share of the Underlying Common Stock, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such dissolution, liquidation, or winding up with respect to each of the shares of the Common Stock.

                                   ARTICLE V

                                  DEFINITIONS

     The following terms, as used in this Warrant, have the following respective meanings:

     "Board of Directors" means the Company's duly elected Board of Directors.

     "Business Day" shall mean (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (b) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

     "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Company's capital stock by the Company or any holders thereof which results in any Person or group of affiliated Persons (other than the holders of the Company's Common Stock as of the date hereof) owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board of Directors.

     "Commission" means the Securities and Exchange Commission.

     "Fundamental Change" means (a) a sale or transfer of all or substantially all of the assets of the Company, or of the Company and its Subsidiaries on a consolidated basis, in any transaction or series of transactions, and (b) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving Company and, after giving effect to such merger, the holders of the Company's outstanding capital stock immediately prior to the merger shall own the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board of Directors after such merger.

     "Holder" means the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose or the Person in whose name any Underlying Common Stock is registered on such books. Together each Holder known as the "Holders."

     "Market Price" of any security means the average of the last trade prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on the primary exchange on which such security is listed at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which

"Market Price" is being determined and the 20 consecutive business days prior to such day. The "Market Price" of a note or other obligation which is not listed on a securities exchange or quoted in the NASDAQ or reported by the National Quotation Bureau, Incorporated, the total consideration received by the Company (including interest) will be discounted at the prime rate of interest at the Bank of America Illinois in effect at the time the note or obligation is deemed to have been issued. If at any other time such security is not listed on any securities exchange or quoted in the NASDAQ or the over-the-counter market, the "Market Price" will be the fair value thereof determined by the Board of Directors of the Company.

     "NASDAQ" means The Nasdaq Stock Market.

     "Organic Change" means any capital reorganization, reclassification, consolidation, merger, lease, or sale of all or substantially all of the Company's assets to another Person (other than a dissolution, liquidation or winding up of the Company as indicated in Section 4.1 above) which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Subsidiary" means any corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Company or one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.

     "Underlying Common Stock" means the Common Stock issuable upon exercise of this Warrant.


                                   ARTICLE VI

                                 MISCELLANEOUS

     6.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered personally or mailed certified mail, return receipt requested or delivered by overnight courier service to the addresses specified below or such other address as any party hereto other than the Company designates by written notice to the Company or if the designation is by the Company, such notice of other address shall be to the Holder, and all notices shall be deemed to have been given upon delivery if delivered personally, three
(3) days after mailing if mailed, or one (1) business day after delivery to the courier, if delivered by overnight courier service. If to the Company, such notice shall be mailed to

               Blue Rhino Corporation
               104 Cambridge Plaza Drive
               Winston-Salem, North Carolina  27104
               Attention: Billy D. Prim, Chief Executive Officer

In the case of the Holder, such notices and communications shall be addressed to his, her or its address as shown on the books maintained by the Company.

     6.2 Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holders.

     Any such amendment, modification or waiver effected pursuant to this Section shall be binding upon the Holder of this Warrant and upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver, the Company shall give prompt notice thereof to the Holder and, if appropriate, notation thereof shall be made on the Warrant thereafter surrendered for registration of transfer or exchange.

     No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     6.3 Governing Law. This Warrant shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

     6.4 Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrant shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrant, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

     6.5 Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     6.6 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     6.7 Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

     6.8 No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

                         Blue Rhino Corporation, a Delaware corporation



                         By______________________________________
                           Billy D. Prim, Chief Executive Officer

                              SUBSCRIPTION NOTICE

                   (To be executed upon exercise of Warrant)

To _____________________________

[Choose one or both of first two paragraphs, as applicable]

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ______________ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer.

     The undersigned hereby irrevocably elects to exercise the right of conversion represented by the attached Warrant for, and to convert thereunder, _______________ shares of Common Stock, as provided for therein.


          Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:



     If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.


Dated:__________________

                                    ______________________________
                                    ______________________________
                                    NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                                   ASSIGNMENT

                  (To be executed upon assignment of Warrant)


     For value received, ___________________ hereby sells, assigns and transfers unto the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ attorney to transfer said Warrant on the books of Blue Rhino Corporation, with full power of substitution in the premises.

                              _______________________________

________________________

                              Note:  The above signature should correspond
                                     exactly with the name on the face of the attached Warrant.


Dated:___________________
240612